                                                                      Exhibit 24

              LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

        The undersigned, as a greater than 10% stockholder of Micrel,
Incorporated (the "Corporation"), hereby constitutes and appoints Ann Yvonne
Walker and Laurie-Ann I. Look, and each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Form
ID, Forms 3, 4 and 5, Schedules 13G and 13D and other forms as such attorney-in-fact shall in her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended,
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), Sections 13(d) and 13(g) of the Exchange Act, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

        This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and
Schedules 13G and 13D with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

        This Limited Power of Attorney is executed at Emeryville, California as of the date set forth below.

Signature: /s/ Eric W. Muller

Print Name: Eric W. Muller

Dated: January 21, 2009

Witness: /s/ Avie Chanhthavichith
         --------------------------------------

Print Name: Avie Chanhthavichith, Notary Public
            -----------------------------------

Dated: 01/21/09
       ---------------------------------------

        STATE OF CALIFORNIA                )

        COUNTY OF Alameda                  )

        On 01/21/09, before me, Avie Chanhthavichith, Notary Public personally appeared

        Eric W. Muller, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        I certify under PENALTY OF PERJURY under the laws of the State of
        California that the foregoing paragraph is true and correct.

        WITNESS my hand and official seal.

        Signature: /s/ Avie Chanhthavichith
                   --------------------------
                   Notary Public

(Seal)

AVIE CHANHTHAVICHITH
COMM. #1816599
NOTARY PUBLIC - CALIFORNIA
ALAMEDA COUNTY
MY COMM. EXP. OCT. 9, 2012